UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: May 29, 2012
(Date of earliest event reported)

Native American Energy Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-54088	65-0777304
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

108-18 Queens Blvd., Suite 901 Forest Hills, NY	11375
(Address of principal executive offices)	(Zip Code)

(718) 408-2323
(Registrant's telephone number, including area code)

Not Applicable
(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

The information set forth in Item 8.01 is incorporated herein by this reference.

Item 8.01. Other Events

On May 29, 2012, we entered into a Debt Settlement Agreement (the “Agreement”) with Assetia FOG, LLC (“Assetia”) under which the Company settled a debt liability in the amount of $245,000 owed to Assetia since November 2007.

As per the Agreement, we agreed to issue 122,500 restricted shares of our common stock (based on $2.00 per share) and reimburse Assetia for legal fees totaling $10,000 in exchange for full satisfaction of the debt, due to Assetia, from the Company.

A copy of the press release issued by the Company announcing the Settlement Agreement is attached hereto as Exhibit 99.1.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the Settlement Agreement, a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.1 which is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

The following exhibits are being filed with this Current Report on Form 8-K:

Exhibit	No. Description

10.1	Debt Settlement Agreement dated May 29, 2012
99.1	Press Release issued by Native American Energy Group, Inc. on May 30, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 30, 2012	NATIVE AMERICAN ENERGY GROUP, INC.

	By:	/s/ Raj S. Nanvaan
Raj S. Nanvaan
Chief Financial Officer